                                                                    EXHIBIT 99.1

NEWS RELEASE - DECEMBER 10, 2002
Email: investor_relations@smartire.com
Contact: Susan Mader
1.800.982.2001/604.276.9884

      SMARTIRE FINALIZES STRATEGIC RELATIONSHIP WITH GLOBAL TIER I SUPPLIER

         Agreement to develop and deliver tire monitoring solutions for original equipment manufacturers

RICHMOND, BRITISH COLUMBIA, CANADA - December 10, 2002 - SmarTire Systems Inc. (Nasdaq: SMTR), a leading developer of tire pressure and temperature monitoring technology, and Visteon Corporation (NYSE:VC), a leading global Tier 1 supplier of products to the automotive industry, today announced an agreement blending the expertise of the two companies to bring SmarTire's unique tire monitoring solutions to automotive original equipment manufacturers internationally.

Under the agreement, SmarTire and Visteon will work together to present products that comply with current TREAD Act requirements as well as develop next-generation tire monitoring systems. The agreement also grants Visteon manufacturing rights for select SmarTire products and contains provisions that will enable SmarTire and Visteon to jointly explore other opportunities such as the commercial vehicle market. The two companies have been working together since May under a Memorandum of Understanding, actively quoting on contracts with many of the major auto manufacturers.

"Original equipment manufacturers rely on Tier 1 suppliers to provide the products, quality and scheduled deliveries required by the automotive industry," reports Robert Rudman, SmarTire's President and Chief Executive Officer. "This relationship with Visteon opens the door for SmarTire to the original equipment marketplace. Together, the two companies will market high quality, low-cost SmarTire solutions to automotive manufacturers globally."

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 79,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

SmarTire is a pioneer and market leader in the development of direct measurement tire monitoring technology for all sectors of the automotive and transportation industries. With the National Highway Traffic Safety Administration (NHTSA) TREAD Act rulemaking that requires the installation of tire pressure monitoring systems in all passenger vehicles and light trucks beginning November 1, 2003, there is substantial market potential for SmarTire technologies and products.

                                    - more -

Incorporated in 1987, SmarTire is a public company with offices in North America and Europe. Additional information can be found at www.smartire.com.

"AL KOZAK"

Al Kozak
Chief Operating Officer

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release include, but are not limited to, the anticipated demand for tire monitoring technology, sales of SmarTire's products and technology to original equipment manufacturers, the size of the market, the impact and scope of the new United States legislation, and the technical uncertainty of future products. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's customers, and specific risks such as the uncertainty of the requirements demanded and timing specified by U.S. government, reliance on third party manufacturers to produce SmarTire products and technology, and, the Company's ability to source product components in a timely manner. Readers should also refer to the risk disclosures outlined in the Company's annual report of Form 10-KSB for the last completed fiscal year filed with the SEC.

                                       5